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                                                                     Exhibit 5.1

                               September 24, 2003

Hersha Hospitality Trust
148 Sheraton Drive, Box A
New Cumberland, PA 17070

             Re: Registration Statement on Form S-2
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Ladies and Gentlemen:

     We have served as Maryland counsel to Hersha Hospitality Trust, a Maryland real estate investment trust(the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 8,625,000 shares (including 1,125,000 shares subject to an over-allotment option) (the "Shares") of the Company's Priority Class A Common Shares of Beneficial Interest, $.01 par value per share (the "Class A Common Shares"), to be issued and sold in an underwritten public offering. The Shares are covered by the above-referenced registration statement on Form S-2 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act").

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement, including the Prospectus contained therein, and all amendments thereto, filed with the Commission pursuant to the 1933 Act, certified as of a recent date by an officer of the Company;

     2. The Declaration of Trust of the Company, as amended and supplemented (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

     4. Resolutions (the "Board Resolutions") adopted by the Board of Trustees of the Company, authorizing (i) the registration, sale and issuance of up to 15,000,000 Class A

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Hersha Hospitality Trust
September 24, 2003
Page 2

Common Shares and (ii) the appointment of a Pricing Committee of the Board of Trustees (the "Pricing Committee") and the delegation to such committee of the power to determine the number and price of the Shares within the parameters set by the Board Resolutions and certain other matters in connection with the registration, sale and issuance of the Shares, certified as of a recent date by an officer of the Company;

     5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     6. A certificate executed by an officer of the Company, dated as of a recent date; and

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

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Hersha Hospitality Trust
September 24, 2003
Page 3

     5. The Shares will not be issued in violation of Article VII of the Declaration of Trust.

     6. Upon issuance of the Shares, the total number of the Company's Class A Common Shares issued and outstanding will not exceed the total number of Class A Common Shares that the Company is then authorized to issue under the Declaration of Trust.

     7. The number and price of the Shares to be issued by the Company will be approved by the Pricing Committee within the parameters set by the Board Resolutions (with such approval referred to herein as the "Corporate Proceedings").

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust, duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon completion of the Corporate Proceedings, the Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled "Legal Matters."

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Hersha Hospitality Trust
September 24, 2003
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In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                          Very truly yours,

                                                          /s/ Venable LLP